Exhibit 10.28
FORM OF
ADMINISTRATIVE SERVICES AGREEMENT
FOR WHITETAIL ROCK SLAB FUNDS
This Agreement made effective as of [DATE] by and among Whitetail Rock SLAB Fund [ROMAN NUMERAL], LLC, a Nebraska limited liability company (the “Fund”), Whitetail Rock Fund Management, LLC, a Nebraska limited liability company, in its capacity as Manager of the Fund (the “Manager”), Adminisystems, Inc., a Nebraska corporation (the “Administrator”), and Union Bank and Trust Company, a Nebraska banking corporation and trust company (the “Custodian”).

WHEREAS, on [DATE], Whitetail Rock Capital Management, LLC, formed the Fund for the purposes of investing in student loan asset-backed securities (“Student Loan ABS”);

WHEREAS, the Custodian acts as the Fund’s custodian pursuant to a Custodian Agreement dated as of [DATE]; and

WHEREAS, the Manager, on behalf of the Fund, wishes to retain the Administrator to provide certain administrative services to the Fund and the Custodian in accordance with the terms and provisions of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.APPOINTMENT OF ADMINISTRATOR.

Subject to the conditions set forth in this Agreement, the Fund hereby appoints the Administrator, and the Administrator accepts such appointment, to assist the Manager and the Custodian in administering the general affairs of the Fund and to provide certain accounting and administrative services to the Manager and the Custodian for the period and on the terms set forth herein. The Administrator agrees during such period, at its own expense, to render the services and to assume the obligations herein set forth, for the compensation herein provided.

2.DESCRIPTION OF ACCOUNTING SERVICES.

The Administrator will perform the following accounting services:

(a)	Journalize the Fund’s investment, capital share and income and expense activities;

(b)	Verify investment buy/sell trade tickets when received from the Fund’s investment adviser and transmit trades to the Custodian for proper settlement;

(c)	Maintain individual ledgers for Student Loan ABS and other investment securities;

(d)	Maintain historical tax lots for each security;

(e)	Reconcile cash and investment balances of the Fund with the Custodian, and provide the Fund’s investment adviser with the beginning cash balance available for investment purposes;

(f)	Update the cash availability throughout the day as required by the Fund’s investment adviser;

(g)	Calculate various contractual expenses (e.g., advisory and custody fees);

(h)	Monitor the expense accruals and notify the Manager of any proposed adjustments;

(i)	Make disbursements from the Fund upon receipt of written or oral instructions;

(j)	Calculate capital gains and losses;

(k)	Calculate the market value of the Fund’s investments using asset valuation information provided by the Fund’s investment advisor or other independent pricing services and sources;

(l)	Compute the net asset value of the Fund.

3.DESCRIPTION OF ADMINISTRATIVE SERVICES.

The Administrator will prepare monthly security transaction listings and financial statements which will include the following items: Schedule of Investments, Statement of Assets and Liabilities, Statement of Operations, Statement of Changes in Net Assets, Cash Statement and Schedule of Capital Gains and Losses. Statements of Changes in Net Assets will be provided upon request, but not more frequently than monthly.

4.COMPLIANCE WITH GOVERNMENT RULES AND REGULATIONS.

The Administrator undertakes to comply with all applicable requirements of any laws, rules and regulations of governmental authority having jurisdiction with respect to all duties to be performed by the Administrator hereunder. Except as specifically set forth herein, the Administrator assumes no responsibility for such compliance by the Fund.

5.DISASTER RECOVERY.

The Administrator has adopted and shall maintain procedures to maintain records and operations in the event of emergency closings, computer failures and operational problems and market emergencies. The Administrator shall provide a copy of such procedures to the Fund upon request, and they will notify the Fund of any material changes to its procedures.

6.FEES OF THE ADMINISTRATOR.

For the services and facilities to be furnished by the Administrator hereunder, the Custodian shall pay to the Administrator an annual fee of 0.0625%, or such other amount as may be agreed to by the parties, of the daily average value of the sum of the price originally paid for the Fund’s Student Loan ABS and the Accreted Value (as defined in the Fund’s Limited Liability Company Agreement, as it may be amended from time to time) of such Student Loan ABS as ascertained each business day and paid monthly. Upon any termination of this Agreement before the end of any month, compensation for the period from the end of the last month ending prior to such termination to the date of termination shall be prorated according to the proportion which such period bears to a full month and shall be payable upon the date of termination.

7.INDEPENDENT CONTRACTOR.

The Administrator shall, for all purposes herein, be an independent contractor and shall have no authority to act for or represent the Fund in any way unless otherwise provided. No agreement, bid, offer, commitment, contract or other engagement entered into by the Administrator whether on behalf of the Administrator or whether purported to have been entered into on behalf of the Fund shall be binding upon the Fund without its approval, and all acts authorized to be done by the Administrator under this Agreement shall be done by it as an independent contractor and not as an agent.

8.NON-EXCLUSIVE SERVICES OF THE ADMINISTRATOR.

Except to the extent necessary for performance of the Administrator’s obligations hereunder, nothing shall restrict the right of the Administrator or any of its directors, officers or employees who may be directors, officers or employees of the Fund to engage in any other business or to devote time and attention to the management or other aspects of any other business whether of a similar or dissimilar nature or to render services of any kind to any other corporation, firm, individual or association. The services of the Administrator to the Fund hereunder are not to be deemed exclusive, and the Administrator shall be free to render similar services to others so long as its services hereunder be not impaired thereby.

9.DURATION AND TERMINATION.

This Agreement shall continue until terminated by the Fund or by the Administrator on sixty (60) days prior written notice to the other party.

10.INDEMNIFICATION.

Administrator shall not be responsible and the Fund shall indemnify and hold Administrator harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability which may be asserted against Administrator or for which it may be held to be liable, arising out of or in any way attributable to:

(a)	All actions of Administrator required to be taken by Administrator pursuant to this Agreement provided that Administrator has acted in good faith and with due diligence.

(b)
The Fund’s refusal or failure to comply with the terms of this Agreement, or which arise out of the Fund’s negligence or willful misconduct or which arise out of the breach of any representation or warranty of the Fund hereunder.

(c)	The reliance on, or the carrying out of, any instructions or requests of the Fund.

(d)
The offer or sale of the Fund’s units in violation of any requirement under federal securities laws or regulations or the securities laws or regulations of any state or in violation of any stop order or other determination or ruling by any federal agency or state, with respect to the offer or sale of such shares, in such state (unless such violation results from Administrator’s failure to comply with written instructions of the Fund or of any officer of the Fund that no offers or sales be made in or to residents of such state).

Administrator shall indemnify and hold the Fund harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of Administrator’s failure to comply with the terms of this Agreement or which arise out of Administrator’s gross negligence or willful misconduct.

At any time Administrator may apply to the Manager of the Fund for instructions, and may consult with legal counsel for the Fund or its own legal counsel, at the expense of the Fund, with respect to any matter arising in connection with the services to be performed by Administrator under this Agreement and Administrator shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel. Administrator shall be protected and indemnified in acting upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund.

In no event and under no circumstances shall either party to this Agreement be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

11.SAFEKEEPING OF BOOKS AND RECORDS.

Administrator hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of books and records of the Fund. Administrator agrees that all records maintained by Administrator under this Agreement are the property of the Fund and will be preserved and will be surrendered promptly to the Fund on request. Administrator and the Fund agree that all books, records, information and the data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation of and the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person without the prior written consent of the other party.

The Administrator shall take such actions as it deems reasonably necessary to:

(a)	Ensure the security and confidentiality of Fund unitholder records and information;

(b)	Protect against any anticipated threats or hazards to the security or integrity of Fund unitholder records and information; and

(c)	Protect against unauthorized access to or use of Fund unitholder records or information that could result in substantial harm or inconvenience to any Fund unitholder.

12.AMENDMENT OF THE AGREEMENT.

This Agreement or any part hereof may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

13.MISCELLANEOUS.

This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

Without prior written consent of the parties hereto, this Agreement may not be assigned by any of the parties hereto.

This Agreement shall be deemed to be a contract made in Nebraska and governed by Nebraska law. If any provision of this agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by an authorized person as of the day and year first above written.

Whitetail Rock SLAB Fund [roman numeral], LLC By: Whitetail Rock Fund Management, LLC, Manager By:
Name: Title:

Whitetail Rock Fund Management, LLC By:
Name: Title:

ADMINISYSTEMS, INC. By:
Name: Title:

UNION BANK AND TRUST COMPANY By:
Name: Title: